Exhibit 99.3

Form of

Notice of Guaranteed Delivery

to Tender for Exchange of

8.0% Senior Secured Notes due 2018, Series B, which have been registered under the

Securities Act of 1933, as amended,

for any and all outstanding 8.0% Senior Secured Notes due 2018

Rule 144A Notes (CUSIP 12513GAU3 and ISIN US12513GAU31)

Regulation S Notes (CUSIP U1253FAG0 and ISIN USU1253FAG01)

and

8.5% Senior Notes due 2019, Series B, which have been registered under the Securities Act of 1933, as amended,

for any and all outstanding 8.5% Senior Notes due 2019

Rule 144A Notes (CUSIP 12513NAA2 and ISIN US12513NAA28)

Regulation S Notes (CUSIP U1253WAA6 and ISIN USU1253WAA63)

of

CDW LLC AND CDW FINANCE CORPORATION

THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT

5:00 P.M., NEW YORK CITY TIME, ON                     , 2011 (THE “EXPIRATION DATE”),

UNLESS EXTENDED BY CDW LLC AND CDW FINANCE CORPORATION IN THEIR

SOLE DISCRETION.

The Exchange Agent for the Exchange Offers is:

U.S. Bank National Association

By Registered Mail or Overnight Carrier:	Facsimile Transmission: (for eligible institutions only)	By Hand Delivery:
U.S. Bank National Association Corporate Trust Services Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107	(651) 495-8145	U.S. Bank National Association Corporate Trust Services Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107
Confirm by Telephone: (800) 934-6802

For any questions regarding this notice of guaranteed delivery or for any additional information, you may contact the exchange agent by telephone at (800) 934-6802, or by facsimile at (651) 495-8145.

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

Registered holders of outstanding 8.0% Senior Secured Notes due 2018 (together with the guarantees thereof, the “Outstanding Senior Secured Notes”) who wish to tender their Outstanding Senior Secured Notes in exchange for a like principal amount of 8.0% Senior Secured Notes due 2018, Series B (together with the guarantees thereof, the “Senior Secured Exchange Notes”), and registered holders of 8.5% Senior Notes due 2019 (together with the guarantees thereof the “Outstanding Senior Notes,” and together with the Outstanding Senior Secured Notes, the “Outstanding Notes”) who wish to tender their Outstanding Senior Notes in exchange for a like principal amount of 8.5% Senior Notes due 2019, Series B (together with the guarantees thereof, the “Senior Exchange Notes,” and together with the Senior Secured Exchange Notes, the “Exchange Notes”), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto to tender Outstanding Notes pursuant to the Exchange Offers (as defined below) if: (1) their Outstanding Notes are not immediately available or (2) they cannot deliver their Outstanding Notes (or a confirmation of book-entry transfer of Outstanding Notes into the account of the Exchange Agent at The Depository Trust Company), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or (3) they cannot complete the procedure for book-entry transfer on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See “Exchange Offers—Procedures for Tendering” in the prospectus dated                     , 2011 (the “Prospectus”), which together with the related Letter of Transmittal constitutes the “Exchange Offers” of CDW LLC and CDW Finance Corporation.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

The undersigned hereby tenders the Outstanding Notes listed below:

Certificate Number(s) (If Known) of Outstanding Notes or if Outstanding Notes will be Delivered by Book-Entry Transfer at the Depositary Trust Company, Insert Account No.	Title of Securities (i.e., Senior Notes or Senior Secured Notes)	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

*	Must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory: Name(s) of Registered Holder(s): ________________________	Date: Address: Area Code and Telephone No.:

This notice of guaranteed delivery must be signed by the registered holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not To Be Used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “Exchange Offers—Guaranteed Delivery Procedures”), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:

(Zip Code)

Area Code and Telephone Number:

Dated:________________________

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